United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

RCI HOSPITALITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2020, Phillip Marshall retired from his position as our Chief Financial Officer, and, concurrently, we appointed Bradley Chhay to succeed him. In Mr. Chhay’s new role as CFO, he will serve as our principal financial and accounting officer. Mr. Marshall, who has been CFO since 2007, will continue as part of our financial team to assist in ensuring a smooth transition and will continue focusing on income tax matters.

Mr. Chhay’s biographical information is below:

Bradley Chhay, age 36, first joined us in November 2015 as Controller in charge of migrating the company to an upgraded ERP system and enhancing internal and external audit and SEC reporting functions. From 2007 to 2009, he was an auditor for Deloitte & Touche LLP. From 2009 to 2013, he served as Internal Audit Senior, IT Auditor, and Senior Fraud Auditor for Live Nation Entertainment, Inc. of Beverly Hills, a publicly-traded company that markets tickets for live entertainment worldwide, owns and operates entertainment venues, and manages music artists. From 2013 to 2015, Mr. Chhay was an Audit Supervisor and Global ERP Project Lead for RigNet, Inc. of Houston, a publicly-traded digital technology company serving the oil and gas, maritime and government markets. After RigNet, he briefly served as CFO for a smaller, privately-held, multi-unit restaurant chain. Bradley Chhay is a Certified Public Accountant (CPA), Certified Fraud Examiner (CFE), and Certified Information Systems Auditor (CISA). He earned a Bachelor of Business Administration in Accounting and a Master of Science in Accountancy from the University of Houston.

After approval by the Compensation Committee of the Board of Directors, we have agreed to pay Mr. Chhay an annual base salary of $400,000. We also provide Mr. Chhay a personal automobile, bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation. We have not yet entered into a formal employment agreement with Mr. Chhay.

Mr. Chhay’s brother presently holds a promissory note under which we owe him the principal amount of $100,000. The note was originally issued in November 2018 as part of a debt financing to multiple private lenders, and the terms of his note are the same as the rest of the lender group. The note bears interest at 12% per annum and matures November 1, 2021.

A copy of the press release announcing the appointment of Mr. Chhay is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On September 14, 2020, we held our Annual Meeting of Stockholders at 150 NW 183rd Street, Miami Gardens, Florida 33169, for the following purposes:

(1)	To elect seven directors, including Eric S. Langan, Travis Reese, Nourdean Anakar, Luke Lirot, Yura Barabash, Elaine J. Martin and Arthur Allan Priaulx;

(2)	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020;

(3)	To approve a non-binding advisory resolution on executive compensation; and

(4)	To transact such other business as may properly come before the meeting.

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Based on the votes received in person and by proxy, all of the above-named director nominees were elected, the appointment of Friedman LLP was ratified and the non-binding advisory resolution on executive compensation was approved. There were no other matters presented for action at the Annual Meeting.

The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding as of the Record Date, July 22, 2020:	9,125,281

Total Voting Shares Present Either by Proxy or in Person of Common Stock:	8,163,965

Item 1:	Election of Directors

	FOR	WITHHELD
Eric S. Langan	3,158,105	254,100
Travis Reese	3,101,806	310,399
Nourdean Anakar	2,971,344	440,861
Luke Lirot	2,799,677	612,528
Yura Barabash	2,395,694	1,016,511
Elaine J. Martin	2,410,885	1,001,320
Arthur Allan Priaulx	2,408,754	1,003,451

Additionally, there was a total of 4,751,760 broker non-votes for the election of directors.

Item 2:	Ratification of appointment of Friedman LLP as independent registered public accounting firm for fiscal year ending September 30, 2020

Votes for:	8,120,713
Votes against:	28,316
Votes abstained:	14,936

Item 3:	Approval of a non-binding advisory resolution on executive compensation

Votes for:	3,294,834
Votes against:	105,937
Votes abstained:	11,434

Additionally, there was a total of 4,751,760 broker non-votes for approval of the non-binding advisory resolution on executive compensation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press release of RCI Hospitality Holdings, Inc. dated September 14, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: September 17, 2020	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer

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